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                                                                  EXHIBIT 10.17
                                    AGREEMENT

     This agreement, effective the date of last signature below, is between CRITICARE SYSTEMS, INC. ("Criticare") and TELEMED TECHNOLOGIES INTERNATIONAL INC. ("TTI").

                                    RECITALS

         A. TTI owns pending United States patent application No. 07/881,604 ("the Patent Application") and certain know-how and technical information relating to a homeview or similar monitoring system and complete, unencumbered rights to manufacture, use and/or sell any invention disclosed and/or claimed therein, including any equivalent inventions (the "Patent Rights"), and Criticare desires an assignment of the Patent Rights, together with such know-how and technical information from TTI.

         B. By this Agreement, TTI represents that the Patent Rights are pending on appeal before the U.S. Patent Office. However, TTI acknowledges that the compensation terms set forth herein account for the uncertain maturity and scope of the Patent Rights, and Criticare desires to enter into this Agreement in order to secure priority access to and/or ownership of the Patent Rights.

         C. It is the understanding of TTI and Criticare that by this Agreement, Criticare has the unfettered right to the art of the Patent Application. Any rights that TTI may have in other patents and copyrights will not preclude Criticare from using the art described in the Patent Rights and not require additional royalties to TTI beyond those stated in this Agreement.

         In consideration of the foregoing and the mutual covenants contained herein, Criticare and TTI agree as follows:

1.       Compensation.

      (a) Subject to prior receipt from TTI of the consent and waiver described in paragraph 7, Criticare agrees to pay TTI a maximum of $50,000, according to the following schedule: an initial $25,000 within ten (10) business days of the effective date of this Agreement, and a maximum of $25,000 thereafter, as needed, for continued legal services for the appeal and/or the prosecution of the Patent Application, provided the scope, nature, cost and conduct of such legal services are acceptable to Criticare. TTI shall oversee the continued appeal and/or prosecution of the Patent Application in Criticare's name and in conformance with Criticare's instructions to positively pursue patent allowance after the date of the assignment provided for in paragraph 2, and shall provide Criticare with any and all know-how, technical information and ongoing technical support as reasonably required to obtain the Patent Application. To the extent any such know-how, technical information or support include a TTI trade secret such trade secret shall be provided to Criticare only upon the issue of a patent on the Patent Application, and with Criticare's agreement to accept such a patent.

      (b) Upon allowance of the Patent Application in a form containing no amendments that, in the reasonable opinion of the parties' respective patent counsel, undermine the original intent and scope of the Patent Application, TTI will be entitled to additional compensation according to the following schedule:
(i.) during the four years after allowance of the Patent Application, 100,000 shares of Criticare common stock at no cost to TTI at the end of each such year, and (ii) an additional 112 shares of Criticare common stock at no cost to TTI for every subsequent homeview system sold by Criticare after the 1,500th system, such subsequent sales limited to an additional 1,000 systems and such additional shares limited to 112,000 shares. Criticare shall not be obliged to make any extraordinary efforts to promote and sell homeview systems. Criticare will use its best efforts to register such shares at such time TTI is eligible for such shares. If, after the allowance of the Patent Application, it is the reasonable opinion of the patent counsel of Criticare that the original intent and scope of the Patent Application is not preserved or if TTI otherwise becomes ineligible for the aforementioned stock, Criticare agrees to assign complete ownership of the Patent Rights back to TTI. Such opinion regarding intent and scope shall be presented in writing to TTI within thirty (30) business days of the date Criticare receives notice of allowance and information regarding the final claim language of the Patent Application. Upon such reassignment Criticare has the right of first refusal to license the Patent Rights from TTI paying a royalty not to exceed seven percent (7%) of net sales of homeview systems.

2. Assignment and License Back. Upon initial payment by Criticare as provided in paragraph 1(a), TTI will execute and return to Criticare the Assignment attached hereto as Exhibit A, the entirety of which is incorporated herein, thereby assigning the Patent Rights and specified know-how and/or technical information to Criticare. Upon such assignment, Criticare shall enter into a mutually-acceptable agreement granting a limited, royalty-free license

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to TTI for the term of the Patent issued from the Patent Application to use the
Patent Rights for ECG purposes only. Such license is attached as Exhibit B and incorporated by reference.

3. Patent Prosecution and Appeal. TTI agrees to inform Criticare in a diligent manner as to the course and substance of the appeal and/or prosecution of the Patent Application. Accordingly, Criticare shall have the right to comment and advise TTI. TTI acknowledges that the availability of shares of Criticare common stock, as provided in paragraph 1(b), are contingent upon allowance of the Patent Application in a form containing no amendments that, in the reasonable opinion of the parties' respective patent counsel, undermine the original intent and scope of the Patent Application. If such common stock is not issued to TTI, Criticare will reassign the Patent Rights to TTI, as more fully provided in paragraph 1(b), above.

4. Governing Law. This Agreement shall be interpreted, applied and performed according to the laws of the State of Wisconsin without regard to conflict of law principles.

5. Waiver. The failure of either party to insist, in any one or more instances, upon performance of any of the terms, promises and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, promise or condition.

6. Entire Agreement. This Agreement, together with Exhibits A and B which are incorporated herein, constitutes and contains the entire agreement of the parties with respect to the Patent Application and the Patent Rights. This Agreement supersedes any and all prior understandings and agreements between the parties. Any modification of this Agreement shall be in writing and executed in the same manner as this Agreement.

7. Representations and Warranties. Both parties represent and warrant that they have been duly authorized by their respective boards of directors to enter into this agreement. TTI represents and warrants that its assets are greater than its liabilities, such representation and warranty based on the value of the Patent Rights being equal to the present value of the consideration set forth in paragraph 1. TTI further represents and warrants that it owns all right, title and interest in and to the Patent Rights free and clear of any and all liens or encumbrances or, to its knowledge, the claims of others but for the security interest in favor of National City Bank of Pennsylvania, whose consent to this assignment and the waiver of its security interest TTI shall obtain within ten days of the effective date of this Agreement. TTI further represents and warrants that, to the best of its knowledge and based upon a reasonable investigation, use of the Patent Rights do not infringe any rights of any third party or any other rights of TTI.

8. Survival. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, and shall survive any mergers, acquisitions or other changes of ownership of either party.

Criticare Systems, Inc.                  Telemed Technologies International Inc.

BY:  /s/ Gerhard J. Von der Ruhr         BY:  /s/ Lee B. Ehrlichman
     ---------------------------              ---------------------

Date:  May 8, 1997                       Date:   April 22, 1997

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